FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
Liolios Group, Inc.
Matt Glover
949-574-3860
IDSY@liolios.com

I.D. Systems Reports Second Quarter 2016 Results

Woodcliff Lake, NJ — August 4, 2016 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for the Industrial Internet of Things, reported results for the quarter ended June 30, 2016.

Second Quarter 2016 Highlights

●	Gross margin improved by 350 basis points to 53.1% from 49.6% in the prior quarter, and increased 1,150 basis points from 41.6% in the same period a year ago.

●	Total operating expenses decreased 15% year-over-year to $6.2 million, driven by a 19% decrease in SG&A expenses.

●	The North American Chassis Pool Cooperative (NACPC) deployed VERIWISE® Chassis fleet management solution on 270 chassis in NACPC’s fleet.

●	A leading global auto manufacturer installed PowerFleet® Vehicle Management System (VMS) on newly purchased industrial trucks in three of its manufacturing facilities in Europe.

●	Secured a two-year contract extension with a leading global consumer goods company to cover up to 2,300 of its industrial trucks at more than thirty sites worldwide.

Second Quarter 2016 Financial Results

Revenue decreased 10% to $8.9 million from $9.9 million in the same year-ago period. The year-over-year decline was primarily due to a $762,000 decrease in rental fleet management revenue, of which $750,000 was related to one-time project development fees from the company’s program with Avis. The decrease in revenue in Q2 2016 was partially offset by a 5% increase in VMS revenue.

Recurring revenue decreased 9% to $4.3 million (48.5% of total revenue) from $4.7 million (47.8% of total revenue) in the same period a year ago. The decline was primarily attributable to a decrease in the TAM recurring revenue due to customer contracts renewing at lower rates.

Gross margin improved by 350 basis points to 53.1% from 49.6% in the prior quarter, and increased 1,150 basis points from 41.6% in the same period a year ago. The improvement was primarily due to the increased efficiency in the company’s VAC4 installation, analytics software, and online training process implemented in Q4 2015, as well as customers signing long-term, higher-margin service contracts.

Selling, general and administrative expenses decreased 19% to $5.0 million from $6.2 million in the same year-ago period, driven by headcount reductions and other cost-cutting measures implemented in the second half of last year.

Research and development expenses were $1.2 million compared to $1.1 million in same year-ago quarter. The slight increase was primarily due to materials purchased for new product development and testing.

Excluding stock-based compensation, depreciation and amortization, and non-recurring items, non-GAAP net loss totaled $815,000 or $(0.06) per basic and diluted share, an improvement from a non-GAAP net loss of $2.6 million or $(0.21) per basic and diluted share in the same year-ago quarter.

Net loss totaled $1.5 million or $(0.12) per basic and diluted share, an improvement from a net loss of $3.1 million or $(0.25) per basic and diluted share in the same year-ago quarter.

At quarter-end, the company had $6.1 million in cash, cash equivalents and marketable securities, compared to $6.1 million at the end of the prior quarter. Management continues to believe the company has sufficient capital to execute its growth plan.

Management Commentary

“Although our topline results for the second quarter could have been stronger, we continued to make progress executing on key operational initiatives,” said I.D. Systems chairman and CEO, Kenneth Ehrman. “These initiatives allowed us to deploy our solution more efficiently and cost-effectively than ever before, which helped drive a substantial improvement in our gross margin. While the quarterly improvement of key metrics is encouraging, we believe it’s prudent to evaluate our business and progress on a longer-term basis. The success of our execution on our key initiatives is most evident when looking at the year-over-year improvement in our results for the first six months of the year. This was highlighted by the 23% increase in gross profit dollars, 21% decrease in operating expenses, and nearly $5 million improvement in net loss.

“The modest growth in our VMS segment during Q2 was driven by large orders from two key enterprise customers, including a leading global auto manufacturer and a leading global consumer goods company. These wins exemplify the effectiveness of the direct sales strategy we implemented last year, which focuses on penetrating new and existing enterprise customers. Our strategy of focusing on our top 40 key customers is certainly paying off, albeit at slower pace than we originally anticipated. However, our meetings with these larger customers are no longer focused on product issues, but rather about enabling them to expand their operations with our best-in-class solutions. As the number of orders from our key customers increases from quarter to quarter, we believe our revenue should accelerate accordingly.

“From an operational perspective, we completed several important engineering investments and projects in Q2, including our next-generation hardware platform, our new web-based VMS and TAM user software, and the first LTE-based rental car solution for Avis. We ultimately expect these investments to help accelerate our revenue in the coming quarters. We also are continuing to see success in the chassis and intermodal container tracking market. Against tough competition, we won several key accounts with our patented hardware and analytics solutions.

“Looking ahead, we remain committed to achieving non-GAAP profitability in 2016. We believe this milestone can be realized through further optimizing our cost structure and capitalizing on our expanding pipeline of business. Our success on a broader level will be measured by our ability to further penetrate our existing customer base and securing new enterprise customers, as well as leveraging our fixed cost structure. With Chris Wolfe’s addition as chief product officer, we believe we have the right team, products, infrastructure, and plan to build I.D. Systems into a profitable and growing leader in the Industrial Internet of Things space.”

Investor Conference Call

Management will discuss the results of the company’s operations and business outlook on a conference call today (August 4, 2016) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

I.D. Systems CEO Kenneth Ehrman, CFO Ned Mavrommatis, COO Norm Ellis, and CPO Chris Wolfe will host the call, followed by an analyst question and answer period.

The call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Revenue:
Products	$4,993,000	$4,918,000	$11,864,000	$11,200,000
Services	4,933,000	3,986,000	9,182,000	8,181,000

	9,926,000	8,904,000	21,046,000	19,381,000
Cost of revenue:
Cost of products	3,491,000	3,142,000	8,714,000	7,328,000
Cost of services	2,309,000	1,037,000	4,258,000	2,130,000

	5,800,000	4,179,000	12,972,000	9,458,000

Gross profit	4,126,000	4,725,000	8,074,000	9,923,000

Operating expenses:
Selling, general and administrative expenses	6,225,000	5,019,000	12,994,000	9,805,000
Research and development expenses	1,120,000	1,192,000	2,349,000	2,322,000

	7,345,000	6,211,000	15,343,000	12,127,000

Loss from operations	(3,219,000)	(1,486,000)	(7,269,000)	(2,204,000)
Interest income	92,000	76,000	179,000	153,000
Interest expense		(87,000)		(144,000)
Other income, net	(15,000)	-	3,000	-

Net loss	$(3,142,000)	$(1,497,000)	$(7,087,000)	$(2,195,000)

Net loss per share - basic and diluted	$(0.25)	$(0.12)	$(0.57)	$(0.17)

Weighted average common shares outstanding - basic and diluted	12,575,000	12,939,000	12,398,000	12,917,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Net loss attributable to common stockholders
	$(3,142,000)	$(1,497,000)	$(7,087,000)	$(2,195,000)
Depreciation and amortization	176,000	177,000	394,000	354,000
Stock-based compensation	379,000	505,000	767,000	1,027,000
Non-recurring costs related to unconsummated strategic initiative	-	-	669,000	-

Non-GAAP loss	$(2,587,000)	$(815,000)	$(5,257,000)	$(814,000)

Non-GAAP net loss per share - basic and diluted	$(0.21)	$(0.06)	$(0.42)	$(0.06)

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2015*	June 30, 2016
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,489,000	$4,231,000
Restricted cash	304,000	304,000
Investments - short term	259,000	347,000
Accounts receivable, net	10,901,000	10,213,000
Financing receivables - current	1,950,000	2,021,000
Inventory, net	7,152,000	5,403,000
Deferred costs - current	3,310,000	3,132,000
Prepaid expenses and other current assets	2,263,000	2,426,000

Total current assets	30,628,000	28,077,000

Investments - long term	1,339,000	1,259,000
Financing receivables - less current portion	3,078,000	2,935,000
Deferred costs - less current portion	3,320,000	4,944,000
Fixed assets, net	3,119,000	3,111,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	842,000	774,000
Other assets	265,000	229,000

	$44,428,000	$43,166,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$9,173,000	$7,760,000
Deferred revenue - current	7,383,000	6,996,000

Total current liabilities	16,556,000	14,756,000

Deferred rent	361,000	395,000
Deferred revenue - less current portion	6,941,000	8,560,000

	23,858,000	23,711,000

STOCKHOLDERS’ EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	-	-
Common stock	129,000	129,000
Additional paid-in capital	110,116,000	111,162,000
Accumulated deficit	(85,128,000)	(87,323,000)
Accumulated other comprehensive loss	(500,000)	(303,000)
Treasury stock	(4,047,000)	(4,210,000)

Total stockholders’ equity	20,570,000	19,455,000
Total liabilities and stockholders’ equity	$44,428,000	$43,166,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Six Months Ended June 30,
	2015	2016
Cash flows from operating activities:

Net loss	$(7,087,000)	$(2,195,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense (recovery)	350,000	(103,000)
Stock-based compensation expense	767,000	1,027,000
Depreciation and amortization	394,000	354,000
Inventory reserve	154,000	120,000
Other non-cash items	20,000	36,000
Changes in:
Accounts receivable	1,809,000	797,000
Financing receivables	609,000	72,000
Inventory	(2,638,000)	1,629,000
Prepaid expenses and other assets	(226,000)	(127,000)
Deferred costs	(243,000)	(1,446,000)
Deferred revenue	(752,000)	1,232,000
Accounts payable and accrued expenses	(212,000)	(1,413,000)
Net cash used in operating activities	(7,055,000)	(17,000)
Cash flows from investing activities:
Expenditures for fixed assets including website development costs	(1,477,000)	(278,000)
Purchase of investments	(2,064,000)	(377,000)
Proceeds from the sale and maturities of investments	6,110,000	371,000
Net cash provided by (used in) investing activities	2,569,000	(284,000)
Cash flows from financing activities:
Principal payments of capital lease obligation	(79,000)	-
Proceeds from exercise of stock options	1,896,000	19,000
Net cash provided by financing activities	1,817,000	19,000
Effect of foreign exchange rate changes on cash and cash equivalents	38,000	24,000
Net decrease in cash and cash equivalents	(2,631,000)	(258,000)
Cash and cash equivalents - beginning of period	5,974,000	4,489,000
Cash and cash equivalents - end of period	$3,343,000	$4,231,000